Exhibit 10.2

FIRST AMENDMENT TO
SECOND AMENDED AND RESTATED PROMISSORY NOTE

This first amendment to SECOND AMENDED AND RESTATED promissory note (this "Amendment") is entered into as of September 6, 2012, between spy optic inc., a California corporation (the "Company"), and costa brava partnership iii, l.p., a Delaware limited partnership ("Holder").

RECITALS
    The Company is currently indebted to Holder pursuant to the terms and conditions of the Second Amended and Restated Promissory Note, dated as of August 2, 2012, made by the Company to the order of Holder, in the original principal amount of $7,000,000 (without giving effect to any accrued PIK Interest) (the "Note"). Each capitalized term used but not defined herein has the meaning ascribed to such term in the Note.
    The Company has requested that Holder amend certain provisions of the Note.
    Holder is willing to provide such accommodations to the Company, provided that the Note be amended as set forth herein and subject to the other terms and conditions set forth herein.

    NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Holder hereby agree as follows:

      Recitals. The foregoing recitals of facts and understandings of the parties are incorporated herein as the agreement of the parties.
      Addition of Definition of Harlingwood Notes. Section 1 of the Note is hereby amended and supplemented to add a new definition of "Harlingwood Notes" in the appropriate alphabetical order as follows:

      "Harlingwood Notes" means, collectively, (i) the Promissory Note, dated as of September 6, 2012, by the Company in favor of Harlingwood (Alpha), LLC, a Delaware limited liability company ("Harlingwood"), in the original principal amount of $1,000,000, as may be amended, restated, extended, supplemented, or otherwise modified from time to time in accordance with the terms hereof, and (ii) each other promissory note made by the Company in favor of Harlingwood with an original principal amount that is funded on a date no later than November 30, 2012, in each case, as such promissory note may be amended, restated, extended, supplemented, or otherwise modified from time to time in accordance with the terms hereof; provided, that any note described in clause (ii) of this definition shall have substantially the same terms as the note described in clause (i) of this definition (except that the original principal amount of any such notes may vary).

      Amendment to Definition of Common Stock. Section 1 of the Note is hereby amended so that the definition of "Common Stock" set forth therein is amended to read in its entirety as follows:

      "Common Stock" means the common stock of SPY Inc., a Delaware corporation ("Parent").

      Amendment to Definition of Common Stock Equivalents. Section 1 of the Note is hereby amended so that the definition of "Common Stock Equivalents" set forth therein is amended to read in its entirety as follows:

      "Common Stock Equivalents" means any securities of Parent which would entitle the holder thereof to acquire at any time Common Stock, including any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

      Amendment to Definition of Permitted Debt. Section 1 of the Note is hereby amended so that the definition of "Permitted Debt" set forth therein is amended to read in its entirety as follows:

      "Permitted Debt" means: (i) Obligations of the Company to Holder hereunder or under any other document related to or in connection with this Note; (ii) Debt of the Company under the BFI Loan Documents not to exceed a principal amount of $7,000,000 at any one time outstanding, or amendments, extensions, renewals, refinancings, or replacements of such Debt with (A) BFI Business Finance or (B) with any other lender, provided that (x) the maximum available principal amount of such Debt being extended, renewed, refinanced, or replaced under this clause (ii) does not increase, (y) in no case shall the Company be permitted to draw in excess of $7,000,000 of principal at any one time outstanding and (z) any refinancing or replacement of the BFI Loan Documents with loans from any other lender shall be on terms and in the form reasonably acceptable to Holder; (iii) Debt of the Company under the Line of Credit Note; (iv) Debt of the Company under the Harlingwood Notes; (v) Debt of the Company and any Subsidiary of the Company existing on the date hereof and disclosed to Holder on Schedule A hereto and extensions, renewals and refinancings of such Debt, provided that the principal amount of such Debt being extended, renewed or refinanced does not increase and the terms thereof are not modified to impose more burdensome terms upon Company or the relevant Subsidiary; (vi) Debt of Spy Optic Europe S.r.l.S.U. (formerly known as Orange 21 Europe, S.r.l. and Spy Optic, S.r.l.) and extensions, renewals and refinancings of such Debt; (vii) accounts payable to trade creditors for goods and services and current operating liabilities (not the result of the borrowing of money) incurred in the ordinary course of business of Company or any Subsidiary of the Company in accordance with customary terms; (viii) Debt consisting of guarantees resulting from endorsement of negotiable instruments for collection by the Company or a Subsidiary of the Company in the ordinary course of business; (ix) interest rate swaps, currency swaps and similar financial products entered into or obtained in the ordinary course of business; and (x) capital leases or other Debt incurred solely to acquire equipment, computers, software or implement tenant improvements which is secured in accordance with clause (viii) of the definition of "Permitted Liens" and is not in excess of the lesser of the purchase price or the fair market value of such equipment, computers, software or tenant improvements on the date of acquisition.

      Amendment to Definition of Permitted Liens. Section 1 of the Note is hereby amended so that the definition of "Permitted Liens" set forth therein is amended to read in its entirety as follows:

      "Permitted Liens" means: (i) the existing Liens as of the date hereof disclosed to Holder on Schedule B hereto, or incurred in connection with the extension, renewal or refinancing of the Debt secured by such existing Liens, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Debt being extended, renewed or refinanced does not increase; (ii) Liens on the assets of Spy Optic Europe S.r.l.S.U. (formerly known as Orange 21 Europe, S.r.l. and Spy Optic, S.r.l.) securing Debt permitted by clause (vi) of the definition of Permitted Debt; (iii) Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings and which are adequately reserved for in accordance with GAAP; (iv) Liens of materialmen, mechanics, warehousemen, carriers or employees or other like Liens arising in the ordinary course of business and securing obligations either not delinquent or being contested in good faith by appropriate proceedings which are adequately reserved for in accordance with GAAP and which do not in the aggregate materially impair the use or value of the property or risk the loss or forfeiture of title thereto; (v) Liens consisting of deposits or pledges to secure the payment of worker's compensation, unemployment insurance or other social security benefits or obligations, or to secure the performance of bids, trade contracts, leases, public or statutory obligations, surety or appeal bonds or other obligations of a like nature incurred in the ordinary course of business (other than for Debt or any Liens arising under ERISA); (vi) easements, rights of way, servitudes or zoning or building restrictions and other minor encumbrances on real property and irregularities in the title to such property which do not in the aggregate materially impair the use or value of such property or risk the loss or forfeiture of title thereto; (vii) statutory landlord's Liens under leases to which Company or any of its Subsidiaries is a party; and (viii) Liens (A) upon or in any equipment, computers or software acquired or held by Company or any of its Subsidiaries or tenant improvements implemented by Company or any of its Subsidiaries to secure the purchase price of such equipment, computers or software or Debt incurred solely for the purpose of financing the acquisition of such equipment, computers or software or the implementation of such tenant improvements, or (B) existing on such equipment, computers or software at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, or the proceeds of such equipment, computers, software or tenant improvements.

      Amendment to Definition of PIK Interest. Section 1 of the Note is hereby amended so that the definition of "PIK Interest " set forth therein is amended to read in its entirety as follows:

      "PIK Interest " means: with respect to any Debt, accrued interest on such Debt payable in kind which is added to the principal balance and due on the Maturity Date. For sake of clarity, no PIK Interest is or may be payable in cash until the Maturity Date.

      Amendment to Section 2(a) - Interest Generally. Section 2(a) of the Note is hereby amended to read in its entirety as follows:

      (a) Interest Generally. Interest shall accrue on the outstanding principal amount of this Note (including all previously capitalized PIK Interest thereon) at a rate equal to 12% per annum (computed on the basis of actual calendar days elapsed and a year of 365 days) payable in kind, as an addition to the outstanding principal amount due hereunder, monthly in arrears on the last day of each calendar month (each such date, an "Interest Payment Date").

      Amendment to Section 2(c) - Fees. Section 2(c) of the Note is hereby amended to read in its entirety as follows:

      (c) Fees. On each December 31 occurring hereafter prior to the Maturity Date and on the Maturity Date, the Company shall pay in cash to Holder a facility fee of the lesser of: (i) (A) in the case of each payment on any such December 31, 1.00% of the average daily outstanding principal amount owing under this Note (without giving effect to any accrued PIK Interest) for the 365-day period ending on such date and (B) in the case of such payment on the Maturity Date, 1.00% of the average daily outstanding principal amount owing under this Note (without giving effect to any accrued PIK Interest) for the period starting on the most recent January 1 (the "Previous January 1") and ending on the Maturity Date multiplied by a fraction of which the numerator will be the number of days elapsed since the Previous January 1 and of which the denominator will be 365; and (ii) $70,000.

      Amendment to Paragraph after Section 5(b)(ii). The paragraph after Section 5(b)(ii) of the Note is hereby amended to read in its entirety as follows:

      The Company agrees to remove promptly, upon the request of a holder of Conversion Shares, said legend from the documents/certificates for such shares following the Company's receipt of evidence reasonably satisfactory to the Company that such shares have been transferred in compliance with the 1933 Act and such removal is also in compliance with the 1933 Act. In addition, the Company agrees to reissue certificates representing any of such shares, without the legend, at such time as the holder of such shares, prior to making any transfer of such shares, provides written notice to the Company describing the manner and terms of such transfer as the Company shall reasonably request to confirm that such transfer will be in compliance with the 1933 Act.

      Amendment to Section 6(k) - Affiliate Arrangements. Section 6(k) of the Note is hereby amended to read in its entirety as follows:

      (k) Affiliate Arrangements. There are no contractual arrangements or obligations owed to or by the Company and its Subsidiaries by or to any Affiliate other than this Note, the Line of Credit Note, the Harlingwood Notes, and obligations to employees and officers for (i) payment of salary and commissions and bonuses for services rendered, (ii) reimbursement for reasonable expenses incurred on its behalf and (iii) other standard employee benefits made generally available to all employees.

      Amendment to Section 8(b) - Debt. Section 8(b) of the Note is hereby amended to read in its entirety as follows:

      (b) Debt. (i) Incur any Debt other than Permitted Debt; (ii) prepay, redeem, purchase, defease or otherwise satisfy in any manner prior to the scheduled repayment thereof any Permitted Debt (other than amounts due or permitted to be prepaid in respect of this Note, the Line of Credit Note, the Harlingwood Notes (provided that, in the case of prepayment permitted under the Harlingwood Notes, the Company shall pay the Harlingwood Notes, this Note, and the Line of Credit Note on a pro rata basis in accordance with the respective outstanding principal amounts then due and owing under such promissory notes, unless otherwise consented to by the Holder), and Debt permitted by clause (vii) of the definition of Permitted Debt); or (iii) amend, modify or otherwise change the terms of any Permitted Debt (other than this Note, the Line of Credit Note, the Harlingwood Notes, and Debt permitted by clause (vii) of the definition of Permitted Debt) so as to accelerate the scheduled repayment thereof or increase the principal amount of such Permitted Debt (provided that, notwithstanding anything to the contrary in the foregoing, the Harlingwood Notes shall not be amended, modified or otherwise changed so as to accelerate the scheduled repayment thereof or to impose materially more burdensome terms upon Company or the relevant Subsidiary).

      Amendment to Section 10(a)(vi). Section 10(a)(vi) of the Note is hereby amended to read in its entirety as follows:

      (vi) the Company or any Subsidiary (i) fails to make any payment beyond the applicable grace period, if any, whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, (a) under the BFI Loan Documents, (b) under the Line of Credit Note, (c) under the Harlingwood Notes, or (d) in respect of any Debt (other than the Debt hereunder, the Debt under the BFI Loan Documents, the Debt under the Line of Credit Note, and the Debt under the Harlingwood Notes) having an aggregate outstanding principal amount (individually or in the aggregate with all other Debt as to which such a failure shall exist) of not less than $5,000, (ii) fails to observe or perform any other agreement or condition relating to (a) the BFI Loan Documents, (b) the Line of Credit Note, (c) the Harlingwood Notes, or (d) any such Debt described in clause (i)(d) above, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of the BFI Loan Documents, the Line of Credit Note, the Harlingwood Notes or any such Debt described in clause (i)(d) above (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, the Debt under the BFI Loan Documents, the Line of Credit Note, the Harlingwood Notes or the Debt described in clause (i)(d) above to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise);

      Amendment to Section 17. Section 17 of the Note is hereby amended to read in its entirety as follows:

      17. Assignment. The provisions of this Note shall be binding upon and inure to the benefit of each of the Company and Holder and their respective successors and assigns, provided that the Company shall not have the right to assign its rights and obligations hereunder or any interest herein. This Note may be endorsed, assigned and transferred in whole or in part by Holder to any other Person, provided, however, that no such endorsement, assignment or transfer be permitted that is not in compliance with securities law or other applicable law.

      Conditions Precedent. This Amendment shall become effective upon Holder's receipt of all of the following (including all schedules and exhibits thereto), in form and substance satisfactory to Holder:
        this Amendment executed by the Company; and
        the Seventh Modification to Debt Subordination Agreement executed by BFI Business Finance and the Company.
      Headings; Interpretation. Section and subsection headings in this Amendment are included herein for convenience only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect. References herein to any Article, Section, Schedule or Exhibit shall be to an Article, Section, Schedule or Exhibit, as the case may be, of this Amendment unless otherwise specifically provided.
      Severability. If any court of competent jurisdiction determines any portion of this Amendment to be invalid, illegal or unenforceable, that portion shall be deemed severed from the rest, which shall remain in full force and effect as though the invalid, illegal or unenforceable portion had never been a part of this Amendment.
      Choice of Law. This Amendment shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be governed by, construed under, and enforced in accordance with the laws of the State of New York.
      Execution of Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Amendment by email with scanned attachment shall be equally as effective as delivery of an original executed counterpart. Any party delivering an executed counterpart of this Amendment by email with scanned attachment also shall deliver an original executed counterpart, but the failure to deliver such an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

SPY OPTIC INC.,
a California corporation

By: /s/ Michael D. Angel
Name: Michael D. Angel
Title: Chief Financial Officer

COSTA BRAVA PARTNERSHIP III, L.P.,
a Delaware limited partnership

By: /s/ Seth W. Hamot
Name: Seth W. Hamot
Title: Managing Member of General Partnership